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                                                                    EXHIBIT-10.1

                             STARMEDIA NETWORK, INC.

                             1997 STOCK OPTION PLAN

                                    ARTICLE 1

                            Establishment and Purpose

            Section 1.1. Establishment. Effective January 1, 1997 and subject to the provisions of Article 10 hereof, StarMedia Network, Inc. (the "Company") hereby establishes a stock option plan for the benefit of certain employees and non-employee directors as described herein which shall be known as the StarMedia Network, Inc. 1997 Stock Option Plan (the "Plan"). The Plan is intended to provide for the grant of stock options which do not qualify as incentive stock options under Section 422 of the Code (as defined in Section 2.3).

            Section 1.2. Purpose. The purpose of the Plan is to promote the interests of the company and its shareholders by ensuring continuity of management and increased incentive on the part of officers, other key employees and non-employee directors of the Company and its Affiliates, through facilitating their acquisition of equity interests in the Company.

                                    ARTICLE 2

                                   Definitions

            For purposes of the Plan, the following terms shall have the meanings provided herein:

            Section 2.1. "Affiliate" means any company which qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code or, if applicable, as a "parent corporation" of the Company under Section 424(e) of the Code.

            Section 2.2. "Board" means the Board of Directors of the Company.

            Section 2.3. "Code" means the Internal Revenue Code of 1986, as amended.

            Section 2.4. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.
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            Section 2.5. "Employee" shall mean any active, full-time employee or active, regular part-time employee of the Company or an Affiliate who regularly works, or is anticipated to regularly work, at least 1,000 hours in a twelve (12) consecutive month period.

            Section 2.6. "Exercise Price" means the price per Share at which each Option granted under the Plan can be exercised.

            Section 2.7. "Fair Market Value" means, with respect to Shares on any date, the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market or medium in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

            Section 2.8. "Grantee" shall mean any person to whom an Option has been granted.

            Section 2.9. "Non-Employee Director" means a member of the Board of the Company who is not also an Employee of the Company or any Affiliate.

            Section 2.10. "Option" means an option granted under the Plan to purchase Shares.

            Section 2.11. "Shares" means shares of the Company's common stock, $.001. par value.

                                    ARTICLE 3

                                 Administration

            Section 3.1. Plan Administrator. The Plan shall be administered by the Chief Executive Officer of the Company; provided, however, that the Chief Executive Officer, in his discretion, may delegate any of his or her authorities or duties under the Plan to one or more other senior officers of the Company, under such conditions and subject to such limitations as the Chief Executive Officer may establish. The Chief Executive Officer or such other person or persons exercising administrative authorities with respect to the Plan shall be the Plan Administrator.


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            Section 3.2. Authorities and Duties. Subject to the terms, conditions and limitations set forth in the Plan, the Plan Administrator shall have authority to (a) approve the selection of Employees and Non-Employee Directors to receive Options and the terms and conditions applicable to such Options, including, without limitation, the number of Shares, Exercise Price, vesting terms and duration of such Options; (b) waive or amend the terms, conditions, restrictions or limitations applicable to any outstanding Options, including acceleration or extension of the exercisability of any outstanding Options; (c) interpret the Plan; (d) prescribe, amend and rescind rules and regulations for the operation and administration of the Plan; and (e) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. All determinations of the Plan Administrator shall be final, binding and conclusive. No Plan Administrator shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted thereunder.

                                    ARTICLE 4

                          Eligibility and Participation

            Subject to the approval of the Plan Administrator, Options may be granted only to officers, other key Employees and Non-Employee Directors of the Company and its Affiliates. The Plan Administrator shall determine the persons to whom Options are to be granted, the number of Shares subject to each Option, the period during which the Option can be exercised, the Exercise Price of the Option, and any other terms applicable to the Options or the Shares, which determinations shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Plan Administrator may deem proper and relevant.

                                    ARTICLE 5

                             Shares Subject to Plan

            Section 5.1. Amount of Stock. There may be issued under the Plan an aggregate of 2,000,000 Shares, subject to adjustment as provided in Section 5.2. In the event that Options shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

            Section 5.2. Dilution and Other Adjustments. (a) Subject to any required action by stockholders, the aggregate number of Shares issuable under the Plan, and the Exercise Price and/or the number of Shares issuable under any Stock Option,


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shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend on Shares other than a stock dividend that is a substitute for a cash dividend, or any other increase in the number of Shares effected without receipt of consideration by the Company; provided that no such adjustment in Exercise Price may reduce the Exercise Price to an amount per Share which is less than the par value of such Share.

            (b) Subject to any required action by stockholders, in the event of the dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a merger or consolidation in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation:

            (i) any Option granted hereunder shall pertain to and apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Grantee would have been entitled; and

            (ii) the Plan Administrator shall, in his discretion, have the power, prior to such event, (A) to cancel any or all Options which are then exercisable and, in consideration of such cancellation, pay to each Grantee an amount in cash with respect to each Share as to which an Option is then exercisable equal to the difference between the value per Share of the consideration, as determined by the Plan Administrator, received by holders of Shares as a result of such dissolution, liquidation, merger or consolidation and the Exercise Price, and to terminate without consideration all Options not then exercisable; or (B) if the holders of Shares receive property other than cash as a result of such dissolution, liquidation, merger or consolidation, to provide for the exchange of an Option which is then exercisable for an Option on some or all of such property and, incident thereto, make an equitable adjustment, as determined by the Plan Administrator, in the Exercise Price of each affected Option, the number of Shares or other property subject to the Option and, if appropriate, provide for a cash payment to the Grantees in partial consideration for the exchange for their Option and to terminate without consideration all Options not then exercisable. The foregoing adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive.

            (c) Except as provided herein, the Grantee shall have no rights by reason of any subdivision or consolidation of shares


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of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, any dissolution, liquidation, merger, consolidation or change in control or any issue by the company of shares of stock of any class, or securities convertible into shares of stock of any class and no adjustment by reason thereof shall be made with respect to the Exercise Price or number of Shares subject to an Option.

                                    ARTICLE 6

                         Terms and Conditions of Options

            Section 6.1. Terms of Options. An Option granted under the Plan shall be in such form as the Plan Administrator may approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such additional terms and conditions as the Plan Administrator may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan.

            Section 6.2. Option Price. The Exercise Price under an Option shall be established by the Plan Administrator; provided, however, that in no event shall the Exercise Price under an Option be less than 100% of the Fair Market Value of a Share as of the grant date of the Option.

            Section 6.3. Option Period. The period during which an Option may be exercised shall be fixed by the Plan Administrator; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted.

            Section 6.4. Vesting of Options. Options shall become exercisable in accordance with the following schedule, based on the Grantee's years of service with the Company following the date of grant; provided, however, that following the first year of service with the Company after the date of grant, a proportional amount of the Option shall become exercisable on a quarterly basis:

     Years of Service
   Completed After Grant                            % of Option Exercisable
   ---------------------                            -----------------------
             1                                               33%
             2                                               66%
             3                                              100%

All Options granted to a Grantee and not yet exercised shall become fully exercisable upon the occurrence of the Grantee's retirement on or after attainment of age 62, death or Disability


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within the limitations described in Sections 6.7(a), 6.8 and 6.9, respectively.
Notwithstanding the foregoing provisions of this Section 6.4, the Plan Administrator shall have the authority to prescribe a more accelerated or a more restrictive vesting schedule (including the authority to impose additional conditions that must be met prior to vesting and exercisability) with respect to a particular Option or group of Options, at any time and in his sole discretion.

            Section 6.5. Exercise of Option. (a) Except as provided in Sections 6.7, 6.8 and 6.9, the Grantee must be either (i) in the employ of the Company or an Affiliate, or (ii) a Non-Employee Director, at the time the Option is exercised. A Grantee shall be deemed to be in the employ of the Company or an Affiliate during any period of military, sick leave or other leave of absence meeting the requirements of Section 1.421-7(h)(2) of the Federal Income Tax Regulations, or similar or successor section.

            (b) An Option may be exercised in whole or in part from time to time during the Option period (or, if determined by the Plan Administrator, in specified installments during the Option period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price. Subject to the consent of the Plan Administrator (and subject to any restrictions imposed by the Plan Administrator on the use of any particular payment method), a Grantee may pay all or part of the purchase price either (i) by cash or check, (ii) by using previously acquired Shares, or
(iii) by a combination of any of the foregoing methods. The value of previously acquired Shares and withheld Shares for this purpose shall be the Fair Market Value of such Shares on the date of exercise of the Option.

            (c) No Shares shall be issued in connection with the exercise of an Option until full payment therefor has been made. A Grantee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such Grantee.

            (d) As a condition to the issuance of Shares in respect of an Option exercise, the Plan Administrator may require an Employee to execute an agreement giving effect to any terms, conditions and restrictions applicable to such Shares.

            Section 6.6. Nontransferability of Options. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during such person's lifetime, only by such person.

            Section 6.7. Retirement and Termination of Employment. (a) If a Grantee retires from the Company and its Affiliates or


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resigns as a Non-Employee Director, as the case may be, on or after the date he or she attains age 62, or upon such other retirement or resignation, as the case may be, as may be approved by the Plan Administrator, then except as set forth in the following sentence the Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the twelve-month period immediately following such person's retirement or resignation, as the case may be. Notwithstanding the foregoing, the Plan Administrator may, in his sole discretion and at any time, provide that the Option may be exercisable during a period of up to 5 years following the date of such retirement or resignation, but in no event beyond the Option period provided in the Option agreement pursuant to Section 6.3.

            (b) If a Grantee's employment with the Company or an Affiliate, or service on the Board, as the case may be, terminates for any reason other than death, Disability or retirement, the Option granted to such person shall, except as otherwise provided by the Plan Administrator, expire on the date six months following the date of such termination of employment or service on the Board, as the case may be.

            Section 6.8. Death of a Grantee. In the event of the death of a Grantee while in the employ of the Company or an Affiliate or serving on the Board, as the case may be, or during the twelve-month period referred to in
Section 6.9, the Option granted to such person shall be exercisable by the executors, administrators, legatees or distributees of such person's estate, as the case may be. In such case, the Option shall be exercisable, unless otherwise provided in the Option agreement, for the total number of Shares remaining unexercised under the Option. The period during which such Option may be exercised shall end on the earlier of the date one year from the Grantee's death or expiration of the option period provided in the Option agreement pursuant to
Section 6.3. In the event an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Grantee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Grantee's estate or the proper legatees or distributees thereof.

            Section 6.9. Disability of a Grantee. In the event of the termination of the employment or service on the Board, as the case may be, of a Grantee due to Disability, the Options granted to such person shall be exercisable by such person to the extent provided in the Option Agreement during the twelve-month period immediately following such termination of such person's employment or service on the Board, as the case may be.

            Section 6.10. Withholding Obligations. As a condition to the delivery of any Shares pursuant to the exercise of an Option, the Plan Administrator may require that the Grantee, at


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the time of such exercise, pay to the Company an amount sufficient to satisfy any applicable tax withholding obligations. Subject to the Consent of the Plan Administrator (and subject to any restrictions imposed by the Plan Administrator on the use of any particular payment method), a Grantee may pay all or part of such withholding taxes either (i) by cash or check, (ii) by using previously acquired Shares, or (iii) by a combination of any of the foregoing methods. The value of previously acquired Shares and withheld Shares for this purpose shall be the Fair Market Value of such Shares on the date of exercise of the Option.

                                    ARTICLE 7

                            Miscellaneous Provisions

            Section 7.1. No Implied Rights. No Employee, Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate or affect any right of the Company or any Affiliate to terminate any Employee's employment.

            Section 7.2. Securities Law Compliance. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

            Section 7.3. Ratification or Actions. By accepting any Option or other benefit under the Plan, each Employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Plan Administrator or the Board.

            Section 7.4. Gender. The masculine pronoun means the feminine and the singular means the plural wherever appropriate.

                                    ARTICLE 8

                          Amendments or Discontinuance

            The Plan may be amended at any time and from time to time by the Board and without the approval of shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Grantee with respect to any Option theretofore granted without such Grantee's written consent.


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                                    ARTICLE 9

                                   Termination

            The Plan shall terminate upon the earlier of the following dates or events to occur:

            (a) upon the adoption of a resolution of the Board terminating the Plan; or

            (b) December 31, 1999

            No termination of the Plan shall alter or impair any of the rights or obligations of any person, without such person's consent, under any Option theretofore granted under the Plan.

                                   ARTICLE 10

                           Board Approval and Adoption

            The Plan shall be submitted for approval to the Board. Options may be granted hereunder prior to such approval but contingent upon such approval.

                                   ARTICLE 12

                        Governing Law and Interpretation

            The provisions of the Plan shall take precedence over any conflicting provision contained in an Option. The Plan shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Delaware. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.


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